Exhibit 23.1


/Letterhead/

                Consent of Chisholm, Bierwolf & Nilson LLC
                           Independent Auditors


To the Board of Directors of
EworldMedia Holdings, Inc.
Newport Beach, California


     We have issued our report on the financial statements of eWorld Media Holdings, Inc., for the year ended December 31, 2003 on April 2, 2004 and hereby consent to the incorporation by reference in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.



Bountiful, Utah                    /S/ Chisholm, Bierwolf & Nilson, LLC
August 27, 2004                    Chisholm, Bierwolf & Nilson, LLC